Exhibit 10.4

Execution Version

Dated 5 May 2023

Ads-Tec Energy Public Limited Company

and

Each Of The Lenders Listed On Schedule 3 Attached Hereto

Deed of Guarantee and Indemnity

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION	1
2	GUARANTEE AND INDEMNITY	3
3	REPRESENTATIONS AND WARRANTIES	4
4	CONTINUING SECURITY	4
5	WAIVER OF DEFENCES	4
6	GUARANTOR INTENT	5
7	AVOIDANCE OF PAYMENTS; REINSTATEMENT	5
8	PAYMENTS	5
9	POWERS OF THE LENDER	6
10	IMMEDIATE RECOURSE	6
11	DEFERRAL OF GUARANTOR’S RIGHTS	6
12	ADDITIONAL SECURITY	7
13	LIMITATIONS	7
14	PARTIAL INVALIDITY	7
15	REMEDIES AND WAIVERS	8
16	GENERAL	8
17	ASSIGNMENT	8
18	VARIATION	8
19	NOTICES AND DEMANDS	8
20	COUNTERPARTS	10
21	LAW AND JURISDICTION	10

SCHEDULE 1

THE PRINCIPALS

SCHEDULE 2

REPRESENTATIONS AND WARRANTIES

i

THIS DEED OF GUARANTEE AND INDEMNITY is dated 5 May 2023 and made between:

(1)	ADS-TEC ENERGY PUBLIC LIMITED COMPANY, a public limited company incorporated under the laws of Ireland with company registration number 700539 and having its registered office at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Guarantor”); and

(2)	EACH OF THE LENDERS LISTED ON SCHEDULE 3 ATTACHED HERETO (the “Lenders” and each, a “Lender”).

RECITALS:

(A)	The Principal is now or may from time to time after the date of this Deed become indebted whether as principal, surety or otherwise to the Lender.

(B)	It has been agreed between the Guarantor and the Lender that all such indebtedness shall be secured, inter alia, by a guarantee and indemnity from the Guarantor.

(C)	The Board of Directors of the Guarantor is satisfied that it is in the best interests, and for the commercial benefit, of the Guarantor to enter into this Deed and to provide the guarantees and indemnities contemplated hereby.

NOW IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed including the Recitals, unless the context requires otherwise, the following words and expressions shall have the following meanings:

(a)	“Business Day” has the meaning given to that term in the Promissory Note.

(b)	“Companies Act” means the Companies Act 2014.

(c)	“Deed” means this deed of guarantee and indemnity.

(d)	“Event of Default” has the meaning given to that term in the Promissory Note.

(e)	“Guaranteed Obligations” means all monies, obligations and liabilities covenanted and agreed to be paid, observed, performed and discharged by the Guarantors under Clause 2.

(f)	“Parties” means the parties to this Deed and “Party” shall mean any one of them.

(g)	“Principal” means the person listed in Schedule 1.

(h)	“Principal’s Obligations” means all monies, obligations and liabilities now or hereafter due, owing or incurred by the Principal to the Lender under the Promissory Note including interest (including interest capitalised or rolled up and default interest) as well after as before any demand or judgment to date of payment at such rates and upon such terms as may from time to time be payable by the Principal.

(i)	“Promissory Note” means, collectively, each Unsecured Promissory Note dated on or about the date of this Deed issued by the Principal to the Lenders.

(j)	“Relevant Jurisdiction” means, in relation to any person:

(i)	its jurisdiction of incorporation or residence; and

(ii)	any jurisdiction where it conducts its business.

(k)	“Security” means a mortgage, charge, pledge, lien, guarantee, indemnity, surety, right of set-off, debenture, bill of exchange, promissory note, collateral or any other means of securing the payment of a debt or the discharge or performance of an obligation or liability or any other agreement or arrangement having a similar effect.

(l)	“VAT” means value added tax within the meaning of the Value Added Tax Consolidation Act 2010, any tax which replaces it, and any other tax of a similar nature, together with all interest thereon and penalties that may accrue in respect thereof.

1.2	Unless a contrary indication appears, a reference in this Deed to:

(a)	the “Guarantor”, the “Lender”, the “Principal”, any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, as regards the Lender, any person who has otherwise assumed the Lender’s rights and/or obligations hereunder and any person to whom the Lender’s rights and/or obligations hereunder have been assigned and/or transferred;

(b)	any agreement or instrument is a reference to that agreement or instrument as amended, varied, novated, supplemented, extended, restated or replaced from time to time;

(c)	“assets” includes present and future assets, properties, revenues and rights of every description;

(d)	“dispose” includes a reference to parting with possession of, granting any interest in, selling, leasing, licencing, discounting, factoring, lending, assigning, conveying, agreeing to convey, transferring, releasing, exchanging and setting-of and “disposal” shall be construed accordingly;

(e)	a “filing” includes any registration, recording or notice and “filed” shall be construed accordingly;

(f)	“including” means including without limitation and “includes” and “included” shall be construed accordingly;

(g)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(h)	“insolvency” includes insolvency, winding-up, dissolution, examination, the granting of court protection, administration, liquidation, bankruptcy, any composition or arrangement, or any analogous or similar event under the laws of any jurisdiction;

(i)	“losses” includes losses, actions, damages, claims, proceedings, costs, charges, demands, expenses (including fees) and liabilities and “loss” shall be construed accordingly;

(j)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(k)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(l)	a provision of law or regulation, or a law or regulation itself, is a reference to that provision, law or regulation as amended, re-enacted or replaced, and a reference to any subsidiary law or regulation relating thereto;

(m)	a “tax” includes any tax, levy, impost, duty or other charge of withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or delay in paying same);

(n)	a “month” is a reference to a calendar month;

(o)	the singular includes the plural and vice versa and references to one gender include all genders; and

(p)	a time of day is a reference to Dublin time.

1.3	Clause and Schedule headings are for ease of reference only. References to clauses, sub-clauses and schedules are to clauses and sub-clauses of, and schedules to, this Deed.

1.4	Any Schedules to this Deed form an integral part of this Deed.

1.5	It is intended that this document will take effect as a deed notwithstanding the fact that the Lender may only execute it under hand.

1.6	Any reference to a statute (whether specifically named or not) or to any sections or sub-sections of a statute includes any amendments or re-enactments of that statute for the time being in force, and all statutory instruments, orders, notices, regulations, directions, bye-laws, certificates, permissions and plans for the time being made, issued or given under or deriving validity from such statute.

2.	GUARANTEE AND INDEMNITY

2.1	The Guarantor hereby irrevocably and unconditionally:

(a)	guarantees to the Lender the due and punctual payment and discharge in full by the Principal of the Principal’s Obligations when the same become due for payment or discharge;

(b)	undertakes with the Lender that whenever the Principal does not pay or discharge all or any part of the Principal’s Obligations when the same become due for payment or discharge, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	indemnifies the Lender immediately on demand against any losses suffered by the Lender if any obligation guaranteed by it is or becomes unenforceable, illegal or invalid for any reason whatsoever irrespective of whether such reason was or ought to have been known to the Lender or its officers, employees, agents or professional advisers; the amount of the loss shall be equal to the amount that the Lender would otherwise have been entitled to recover.

2.2	The Guaranteed Obligations include in the case of insolvency of the Principal, all sums which would at any time have been owing to the Lender by the Principal in respect of the Principal’s Obligations if such insolvency had commenced at the time when the Lender receives actual notice thereof and notwithstanding such insolvency.

2.3	The Guarantor’s liability under this Deed shall be as sole and primary obligor and not merely as surety and the Guarantor hereby waives all and any of its rights as surety which may at any time be inconsistent with any of the provisions of this Deed.

3.	REPRESENTATIONS AND WARRANTIES

The Guarantor makes the representations and warranties set out in Schedule 2 to the Lender on the date of this Deed.

4.	CONTINUING SECURITY

4.1	This Deed is a continuing security for all of the Principal’s Obligations and shall not be discharged by any intermediate discharge or payment of or on account of the Guaranteed Obligations or any of them or any settlement of accounts between the Lender and the Principal or any other person. No demand made by the Lender under this Deed shall prejudice or restrict the right of the Lender to make further demands.

4.2	If this Deed ceases for any reason to be a continuing security, this Deed shall relate to all the Guaranteed Obligations as at the date of such cessation, together with any monies advanced by the Lender to the Principal or liabilities incurred by the Principal to the Lender pursuant to the Promissory Note after the date of such cessation in either case pursuant to an obligation or commitment of the Lender entered into prior to the date of such cessation;

4.3	The Guarantor acknowledges and agrees that:

(a)	this Deed is irrevocable; and

(b)	it will not serve notice or take any other action to determine or revoke its obligations under this Deed as a continuing security; and

(c)	service of notice by it to determine or revoke its obligations under this Deed or any other action taken to determine or revoke those obligations shall constitute a breach of the undertakings in this Deed for the purposes of Clause 2.1(c).

5.	WAIVER OF DEFENCES

The obligations of the Guarantor under this Deed will not be affected by any act, omission, matter or thing which, but for this Clause 5, would reduce, release, prejudice or diminish any of its obligations under this Deed or prejudice or diminish those obligations in whole or in part (whether or not known to it or the Lender).

6.	GUARANTOR INTENT

Without prejudice to the generality of Clause 5, the Guarantor expressly confirms that it intends that this Deed shall extend from time to time to any variation, increase, extension or addition (however fundamental and of whatsoever nature and whether or not more onerous) of or to the Promissory Note and/or any facility or amount made available under the Promissory Note provided the Guarantor is provided with advance written notice of any such change and consents to the extending (if applicable) of its obligations under this Deed.

7.	AVOIDANCE OF PAYMENTS; REINSTATEMENT

7.1	Avoidance of Payments

Any discharge or release by the Lender of the Guarantor in respect of all or any part of the Guaranteed Obligations and any agreement between the Guarantor and the Lender concerning any such liabilities shall be void, and deemed to have been given or entered into by the Lender on the footing or express condition that it would be void, if any act or thing in reliance upon or on the faith of which the Lender gave such discharge or release or entered into that agreement shall be subsequently avoided by or in pursuance of any provision or rule of law.

7.2	Reinstatement

If any payment by the Principal or the Guarantor or any discharge, release or settlement given by the Lender (whether in respect of the obligations of the Principal or the Guarantor or any security for those obligations or otherwise) is avoided, adjusted or reduced as a result of insolvency:

(a)	the liability of the Guarantor shall continue as if the payment, discharge, release, settlement, avoidance, adjustment or reduction had not occurred;

(b)	the Lender shall be entitled to recover the value or amount of that security or payment from the Guarantor, as if the payment, discharge, release, settlement, avoidance, adjustment or reduction had not occurred; and

(c)	the Lender shall be entitled to enforce this Deed subsequently as if such payment, discharge, release, settlement, avoidance, adjustment or reduction had not occurred and any such payment had not been made.

8.	PAYMENTS

8.1	All payments by the Guarantor under this Deed shall be made to the Lender to its account at such office or such bank as it may notify to the Guarantor for this purpose.

8.2	Payments under this Deed to the Lender shall be made for value on the due date at such times and in such funds specified by the Lender as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

8.3	If a payment under this Deed is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

8.4	The Guarantor will pay all monies due under this Deed free and clear of and without deduction for or on account of any set-off or counterclaim or any and all present or future taxes, levies, imposts, charges, fees, deductions or withholdings. If any sums payable under this Deed shall be or become subject to any such deduction or withholding, the amount of such payments shall be increased so that the net amount received by the Lender shall equal the amount which, but for such deduction or withholding, would have been received by the Lender under this Deed.

8.5	If any payment to be made by the Guarantor under this Deed would attract a liability to tax in the hands of the Lender and if such payment were made by the Principal it would in the hands of the Lender either be tax free or attract a lesser liability to tax, then the Guarantor will concurrently pay to the Lender such additional amount as will compensate the Lender for such tax or increased tax.

9.	POWERS OF THE LENDER

In the event of any proceedings in or analogous to insolvency of or concerning the Principal, the Lender may notwithstanding any payment made under this Deed approve and agree to accept any dividend or composition in respect of the whole or any part of the Principal’s Obligations in the same manner as if this Deed had not been given.

10.	IMMEDIATE RECOURSE

10.1	The Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to make demand upon, proceed against or enforce any other rights or security or claim payment from or make or file any proof or claim in any insolvency proceedings relative to the Principal or any other person before claiming from the Guarantor under this Deed. This waiver applies irrespective of any law.

10.2	The Guarantor confirms to the Lender that the Lender need not advise the Guarantor of its dealings with the Principal or any default by the Principal of which the Lender may have notice.

11.	DEFERRAL OF GUARANTOR’S RIGHTS

11.1	Until the Guaranteed Obligations have been irrevocably paid and discharged in full and the Lender is not under any obligation to grant or continue any loans to the Principal and unless the Lender otherwise directs, the Guarantor may not exercise any rights which it may have by reason of performance by it of its obligations under the Promissory Note to:

(a)	demand or accept repayment in whole or in part of any indebtedness now or hereafter due to the Guarantor from the Principal or from any other person liable for that indebtedness;

(b)	accept from the Principal either directly or indirectly any undertaking, obligation or security whereby the Guarantor or any person claiming through the Guarantor by endorsement, assignment or otherwise would or might on the insolvency of the Principal and to the prejudice of the Lender increase the proofs in such liquidation or diminish the assets distributable amongst the creditors of the Principal;

(c)	make or enforce any claim (whether by way of set-off, counterclaim or otherwise) or right against the Principal or prove in competition with the Lender in respect of any payment under this Deed made by the Guarantor;

(d)	claim or be entitled to claim, or have the benefit of, any set-off, counterclaim or proof against, or dividend, composition or payment by, the Principal or any co-guarantor in respect of any payment under this Deed made by the Guarantor;

(e)	claim or prove in competition with the Lender in the insolvency of the Principal or any co-guarantor or have the benefit of or share in any payment or composition from the same but if so directed by the Lender, it will prove for the whole or any part of its claim in the insolvency of the Principal on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Lender and applied in or toward discharge of the Guaranteed Obligations in such manner as the Lender shall deem appropriate;

(f)	be indemnified or reimbursed by the Principal;

(g)	claim or enforce any contribution from any other guarantor of all or part of the Guaranteed Obligations; and/or

(h)	take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Promissory Note or any document guarantee or security taken pursuant to, or in connection with, the Promissory Note / Principal’s Obligations by the Lender.

11.2	If the Guarantor receives any benefit, payment or distribution in relation to the rights specified in Clause 11.1 it shall hold on trust for the Lender that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Principal under or in connection with the Guaranteed Obligations to be repaid in full and shall immediately pay or transfer the same to the Lender or as the Lender may direct.

11.3	The Guarantor waives all or any of its rights as surety which may be inconsistent with any provisions of this Deed.

11.4	The provisions of Clause 11.2 stating that a trust is created shall have effect only to the extent that such provisions do not constitute or create any charge and if they are so deemed to create a charge then the Guarantor agrees that a debt instead shall be due from them to the Lender in an amount equivalent to the benefit, payment or distribution received by it as referred to in Clause 11.2.

12.	ADDITIONAL SECURITY

This Deed is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any other guarantee or security for the Guaranteed Obligations or any of them which are now or may hereafter be held by the Lender whether from the Guarantor or otherwise.

13.	LIMITATIONS

This Deed does not apply to any liability to the extent that it would result in this Deed constituting unlawful financial assistance within the meaning of Section 82 of the Companies Act or any equivalent and applicable provisions under the laws of any Relevant Jurisdiction.

14.	PARTIAL INVALIDITY

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

16.	GENERAL

16.1	If pursuant to any arrangement, compromise, merger, amalgamation or analogous proceeding in any jurisdiction all or any of the Guaranteed Obligations are transferred to or assumed by any other person or persons, this Deed shall continue to have effect as if all references to the Principal included such other person or persons.

16.2	The obligations of the Guarantor under this Deed shall be enforceable notwithstanding:

(a)	any reconstruction, reorganisation or change in the constitution of the Lender or the Principal;

(b)	the acquisition of all or any part of the undertaking of the Lender or the Principal by any other person; or

(c)	any merger or amalgamation (however effected) relating to the Lender or the Principal,

and references to the Lender or the Principal shall be deemed to include any person who, under the laws of its jurisdiction of incorporation, domicile or other relevant applicable law has assumed the rights and obligations of the Lender or Principal under this Deed or to which under such laws the same have been transferred.

16.3	This Deed is and will remain the property of the Lender.

17.	ASSIGNMENT

Neither Party may assign, transfer or otherwise dispose of, or create Security over, all or any of its rights, title, interest, benefits or obligations under this Deed.

18.	VARIATION

18.1	This Deed may not be amended or waived except by an instrument in writing signed by a duly authorised officer or representative of the Lender and the Guarantor.

18.2	Each of the parties to this Deed agrees that there are no oral understandings between the Lender and the Guarantor in any way varying, contradicting or amplifying the terms of this Deed.

19.	NOTICES AND DEMANDS

19.1	Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

19.2	The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document is to be made or delivered under or in connection with this Deed is:

(a)	in the case of the Guarantor:

(i)	Address:	10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland

c/o

Wolfgang Breme

Chief Financial Officer

ADS-TEC Energy Group

ads-tec Energy GmbH

Heinrich-Hertz-Straße 1

72622 Nürtingen

Germany

(ii)	Email address:	w.breme@ads-tec-energy.com

(iii)	Attention:	Wolfgang Breme, Chief Financial Officer, ADS-TEC Energy Group

(b)	in the case of the Lender:

(i)	Address:	As specified opposite its signature below.

(ii)	Email address:	As specified opposite its signature below.

(iii)	Attention:	As specified opposite its signature below.

or any substitute address, email address or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

19.3	Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

(a)	if by way of fax, when received in legible form during normal business hours; or

(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 19.2, if addressed to that department or officer.

19.4	Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender’s signature below (or any substitute department or officer as the Lender shall specify for this purpose).

19.5	Any communication or document which becomes effective, in accordance with the foregoing sub-clauses, after 5.00 p.m. in the place of receipt shall be deemed only to become effective after 9.00 a.m. on the following Business Day.

20.	COUNTERPARTS

This Deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

21.	LAW AND JURISDICTION

21.1	This Deed shall be governed by and construed in accordance with the laws of Ireland.

21.2	The courts of Ireland have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

21.3	The Parties agree that the courts of Ireland are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

THIS DEED has been executed and delivered as a deed on the date stated at the beginning of this Deed.

The Guarantor:

SIGNED AND DELIVERED for and on behalf of and as the deed of ADS-TEC ENERGY PUBLIC LIMITED COMPANY by its lawfully appointed attorney in the presence of:	/s/ Thomas Speidel
Signature of attorney

/s/ Anika Herter
Signature of witness	Thomas Speidel
Print name of attorney
Anika Herter
Name of witness

Address of witness

Occupation of witness

The Lender:

SIGNED
for and on behalf of

THE LUCERNE CAPITAL NORDIC MASTER FUND, LTD.

/s/ Pieter Taselaar
	Name:	Pieter Taselaar
	Title:	Director

SIGNED
for and on behalf of

MATHEUS HOVERS

/s/ Matheus Hovers
	Name:	Matheus Hovers
	Title:	Member, Lucerne Capital Management, LP

SIGNED
for and on behalf of

PIETER TASELAAR

/s/ Pieter Taselaar
	Name:	Pieter Taselaar

SIGNED
for and on behalf of

THE LUCERNE CAPITAL SPECIAL OPPORTUNITY FUND, LTD.

/s/ Pieter Taselaar
	Name:	Pieter Taselaar
	Title:	Director

SIGNED
for and on behalf of

THE LUCERNE CAPITAL MASTER FUND, L.P.

/s/ Pieter Taselaar
	Name:	Pieter Taselaar
	Title:	Managing Member, GP

SIGNED
for and on behalf of

THOMAS SPEIDEL

/s/ Thomas Speidel
	Name:	Thomas Speidel

SIGNED
for and on behalf of

PATRICK MORONEY

/s/ Patrick Moroney
	Name:	Patrick Moroney
	Title:	COO, Lucerne Capital Management, LP

SIGNED
for and on behalf of

WOLFGANG BREME

/s/ Wolfgang Breme
	Name:	Wolfgang Breme

SIGNED
for and on behalf of

LANI INVEST AS

/s/ Kim Stradenaes
	Name:	Kim Stradenaes
	Title:	Authorized Signatory

SIGNED
for and on behalf of

UFI CAPITAL AS

s/ Kim Stradenaes
	Name:	Kim Stradenaes
	Title:	Authorized Signatory

SIGNED
for and on behalf of

ADS-TEC HOLDING GMBH

/s/ Thomas Speidel
	Name:	Thomas Speidel
	Title:	CEO